UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2014

PHL VARIABLE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Connecticut	333-20277	06-1045829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The Phoenix Companies, Inc. (the “Company”), the indirect parent of PHL Variable Insurance Company (“PHLVIC”), today commenced a solicitation of consents (the “Consent Solicitation”) from holders of its outstanding 7.45% Quarterly Interest Bonds due 2032 (the “Securities”).  The Consent Solicitation is being conducted pursuant to a Consent Solicitation Statement, dated January 23, 2014 (the “Consent Solicitation Statement”).  The Consent Solicitation Statement contains certain updated disclosures regarding PHLVIC, including the following:

Discussions with SEC staff regarding failure to timely file Forms 10-Q and 10-K under the Securities Exchange Act of 1934

The Company has been engaged in discussions with the staff of the Securities and Exchange Commission (the “SEC”) regarding its restatement of financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), its failure to timely file its third quarter 2012 Form 10-Q and 2012 Form 10-K (the “Delayed 2012 SEC Reports”) and the Company’s first, second and third quarter 2013 Forms 10-Q (the “Delayed 2013 SEC Reports”), and its announced inability to file the 2013 Form 10-K and one or more of the 2014 Forms 10-Q on a timely basis. The discussions have included the failure by PHLVIC to file its periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well.  The staff has indicated to the Company’s legal counsel that it intends to recommend to the Commissioners of the SEC that enforcement actions be taken with regard to the Company’s failure to file, on a timely basis, the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports and PHLVIC’s failure to file its corresponding delayed SEC reports. The staff and the Company have preliminarily agreed to an outline of the terms of a proposed settlement, which is subject to Commission approval,  pursuant to which the Company and PHLVIC would agree to the issuance of an Administrative Cease and Desist Order finding violations of Section 13(a) of the Exchange Act, and imposing certain civil monetary penalties. Section 13(a) requires the Company and PHLVIC to file periodic reports with the SEC on an established timetable.  In connection with the proposed settlement, the Company would undertake to meet certain filing deadlines with respect to the 2012 Form 10-K and the 2013 Form 10-K, the Delayed 2012 SEC Reports and Delayed 2013 SEC Reports, and PHLVIC would undertake similar obligations with respect to its corresponding delayed SEC reports.  There can be no certainty that the Commissioners will approve the recommendation of the staff.  The staff has indicated to the Company that the matter remains subject to further investigation and potential further regulatory action.  The SEC has a broad range of potential actions that may be taken against the Company and PHLVIC for late filings in addition to the ones noted above, including suspension of trading of the Company’s securities or deregistration of the Company and PHLVIC under the Exchange Act.

Recent Updates on Liquidity of The Phoenix Companies, Inc. (Parent Only) (the “Holding Company”)

The Company reported $166.8 million in Holding Company cash and unaffiliated securities as of December 31, 2013 after taking into account the net impact of the following fourth quarter 2013 actions:

●	a $25.0 million dividend paid by Phoenix Life Insurance Company (“PLIC”);

●	the purchase of a $30.0 million surplus note from PHLVIC; and

●	a $45.0 million capital contribution to further benefit PHLVIC.

The capital provided by the Holding Company to PHLVIC is intended to partially offset an anticipated net statutory reserve increase as a result of its annual statutory asset adequacy analysis and to maintain adequate statutory capital.

Insurance Company Subsidiaries’ Restatement and Limitations on Product Offerings

As a result of the GAAP restatements of three of the Company’s insurance company subsidiaries, PHLVIC, PLIC and Phoenix Life and Annuity Company (“PLAC”), PHLVIC and PLIC have been unable to update their respective registration statements covering their products offered under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), with current financial information and related disclosure, and PLAC no longer sells such products.  While this has had no impact on the Company’s sale of fixed indexed annuities, PHLVIC and PLIC have discontinued sales of their SEC-registered annuity and life insurance contracts. These insurance company subsidiaries have, however, permitted existing contract owners to exercise rights provided by their contracts, including rights to make additional payments.  In addition, these insurance company subsidiaries are unable to offer any new products which are required to be registered under the Securities Act or the Investment Company Act until the restatement process is completed and current audited GAAP financial statements are available.

Litigation Update

Cases Brought by Policy Investors

On July 29, 2013 Wilmington Savings Fund Society, FSB, as successor in interest to Christiana Bank & Trust Company and as trustee of 59 unnamed trusts, filed a second amended complaint against PLIC and PHLVIC in the United States District Court for the District of Delaware (the case was initially brought on June 5, 2012 in its original venue, the Central District of California, and had been transferred to Delaware, by order dated March 28, 2013) (C.A. No. 13-499-RGA).  On August 2, 2012, Lima LS PLC, filed a complaint against PHLVIC, PLIC, the Company, James D. Wehr, Philip K. Polkinghorn, Edward W. Cassidy, Dona D. Young, and other unnamed defendants, in the United States District Court for the District of Connecticut (Case No. CV12-01122).  On July 1, 2013, the defendants’ motion to dismiss the complaint was granted in part and denied in part.  Thereafter, on July 31, 2013, the plaintiff served an amended complaint against the same defendants, with the exception that Mr. Edward Cassidy was dropped as a defendant.

In both cases, the plaintiffs allege that PLIC promoted certain policy sales knowing that the policies would ultimately be owned by investors and then challenging the validity of these policies or denying claims submitted on these policies.  Plaintiffs are seeking damages, including punitive and treble damages, attorneys' fees and a declaratory judgment.  The Company believes that it has meritorious defenses against the lawsuits and intends to vigorously defend against these claims. The outcome of these litigations and any potential losses are uncertain.

Cost of Insurance Cases

By order dated July 12, 2013, two separate classes were certified in an action pending in the United States District Court for the Southern District of New York (C.A. No. 1:11-cv-08405-CM-JCF (U.S. Dist. Ct; S.D.N.Y.)) brought by Martin Fleisher and another plaintiff (the “Fleisher Litigation”), on behalf of themselves and others similarly situated, against PLIC. The complaint in the Fleisher Litigation, filed on November 8, 2011, challenges two COI rate adjustments implemented by PLIC, which PLIC maintains were based on policy language permitting such adjustments. The complaint seeks damages for breach of contract. The classes certified in the court’s July 12, 2013 order are limited to holders of PLIC policies issued in New York and subject to New York law.

PLIC’s subsidiary, PHLVIC, has been named as a defendant in four actions challenging its COI rate adjustments implemented concurrently with the PLIC adjustments.  These four cases, which are not styled as class actions, have been brought against PHLVIC by (1) Tiger Capital LLC (C.A. No. 1:12-cv- 02939-CM-JCF; U.S. Dist. Ct; S.D.N.Y., complaint filed on March 14, 2012; the “Tiger Capital Litigation”) and (2-4) U.S. Bank National Association, as securities intermediary for Lima Acquisition LP ((2: C.A. No. 1:12-cv-06811-CM-JCF; U.S. Dist. Ct; S.D.N.Y., complaint filed on November 16, 2011; 3: C.A. No. 1:13-cv-01580-CM-JCF; U.S. Dist. Ct; S.D.N.Y., complaint filed March 8, 2013; collectively, the “U.S. Bank N.Y. Litigations”)); and 4: C.A. No. 1:13-cv-00368-GMS; U.S. Dist. Ct; D. Del., complaint filed on March 6, 2013; the “Delaware Litigation”).  The Tiger Capital Litigation and the two U.S. Bank N.Y. Litigations have been assigned to the same judge as the Fleisher Litigation, and discovery in these four actions is being coordinated by the court; the Delaware Litigation is proceeding separately.  The plaintiffs seek damages and attorneys’ fees for breach of contract and other common law and statutory claims.

Complaints to state insurance departments regarding PHLVIC’s COI rate adjustments have also prompted regulatory inquiries or investigations in several states, with two of such states (California and Wisconsin) issuing letters directing PHLVIC to take remedial action in response to complaints by a single policyholder.  PHLVIC disagrees with both states’ positions, and, on April 30, 2013, Wisconsin commenced an administrative hearing to obtain a formal ruling on its position, which is pending (OCI Case No. 13-C35362).

The Company believes that it has meritorious defenses against all of these lawsuits and regulatory directives and intends to vigorously defend against them.  The outcome of these matters is uncertain and any potential losses cannot be reasonably estimated.

Update on PHLVIC 2013 Form 10-K and 2014 Forms 10-Q

PHLVIC believes it will not be able to timely file with the SEC its 2013 Annual Report on Form 10-K and may not be able to timely file one or more of its quarterly reports on Form 10-Q for the first, second and third quarters of 2014.

Updated Risk Factors

The Consent Solicitation Statement includes the following updated risk factor:

●
As a result of the GAAP financial statement restatement, certain errors were found in the Company’s insurance company subsidiaries’ financial statements prepared in accordance with Statements of Statutory Accounting Principles (“STAT”) filed with the applicable state insurance regulators.  Those errors were corrected in subsequent filings with the applicable state insurance regulators.  The Company does not believe the state insurance regulators will deem it necessary to adjust its insurance company subsidiaries’ historical unaudited STAT financial statement filings with the applicable state insurance regulators.  However, the fact of the insurance company subsidiaries’ restatements, the delay in PHLVIC’s filing of periodic reports with the SEC, and the Restatement could result in various regulatory bodies conducting examinations or investigations and/or making inquiries of the insurance company subsidiaries and the Company concerning compliance with applicable laws and regulations, which may increase the Company’s compliance costs and the potential for regulatory investigations or proceedings or other claims. Any existing or future litigation, investigations, proceedings or claims that the Company and the insurance company subsidiaries are or could become involved in, or become the subject of, could have a material adverse effect on the Company’s financial condition, liquidity or financial statements.

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Cautionary Statement Regarding Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators. Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Our ability to provide updated information about the restatement in the anticipated timeframe, complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations”. You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date hereof, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K, such statements or disclosures will be deemed to modify or supersede such statements in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHL VARIABLE INSURANCE COMPANY
Date: January 23, 2014	By:	/s/ Bonnie J. Malley
		Name:	Bonnie J. Malley
		Title:	Executive Vice President
and Chief Financial Officer